UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

WRIGHT MEDICAL GROUP N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands		None
(Address of principal executive offices)		(Zip code)

(+31) 20 521-4777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934. (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and the Notes

On June 28, 2018, Wright Medical Group, Inc. (“WMG”), an indirect, wholly-owned subsidiary of Wright Medical Group N.V. (the “Company”), issued $675 million aggregate principal amount of 1.625% cash convertible senior notes due 2023 (the “Notes”) pursuant to an indenture, dated as of June 28, 2018 (the “Indenture”), among WMG, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed by the Company on a senior unsecured basis. The Notes are referred to as “exchangeable” in the Indenture because they were issued by WMG, not the Company. The Notes will pay interest at a rate of 1.625% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2018, and will mature on June 15, 2023, unless earlier converted or repurchased.

The Notes are not convertible into ordinary shares of the Company, par value €0.03 per share (the “Ordinary Shares”), or any other securities under any circumstances. Prior to the close of business on the business day immediately preceding December 15, 2022, holders may surrender their Notes for conversion solely into cash at their option upon satisfaction of one or more of the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price of the Ordinary Shares for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Ordinary Shares and the conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events.

On or after December 15, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes solely into cash at any time, regardless of the foregoing circumstances. Upon conversion, in lieu of receiving Ordinary Shares, a holder will receive an amount in cash, per $1,000 principal amount of Notes, equal to the settlement amount, determined in the manner described in the Indenture.

The conversion rate will initially be the cash equivalent of 29.9679 Ordinary Shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $33.37 per Ordinary Share. The conversion will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will pay a cash make-whole premium by increasing the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances as described in the Indenture.

If a fundamental change (as defined in the Indenture) occurs, subject to certain conditions, holders of the Notes may require WMG to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following a make-whole fundamental change (as defined in the Indenture) that occurs prior to the maturity date, WMG, under certain circumstances, will pay a cash make-whole premium by increasing the conversion rate for Notes converted in connection with such make-whole fundamental change.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary (including WMG), 100% of the principal of and accrued and unpaid interest, if any, on the Notes will automatically become due and payable. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. In certain circumstances if the Company fails to timely file certain documents or reports required under the United States Securities Exchange Act of 1934, as amended, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing. In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by holders of the Notes (other than WMG’s affiliates) as of the 375th day after the last date of original issuance of the Notes, WMG will pay additional interest on the Notes until such restrictive legend is removed, the Notes have been assigned an unrestricted CUSIP and the Notes are freely tradable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of the Notes), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Notes is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 28, 2018, among Wright Medical Group, Inc., Wright Medical Group N.V. and The Bank of New York Mellon Trust Company, N.A. (including the form of the 1.625% cash convertible senior note due 2023)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP N.V.

Dated: July 3, 2018	By:	/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer